UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc Lloyds Bank plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

1.750% Senior Notes due 2018	New York Stock Exchange
2.400% Senior Notes due 2020	New York Stock Exchange
Floating Rate Notes due 2018	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-189150 and 333-189150-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated March 12, 2015 (the “Prospectus Supplement”) to a base prospectus dated June 7, 2013 (the “Prospectus”) relating to the securities to be registered hereunder.  The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 16 of the Prospectus, and “Description of the Senior Notes” on pages S-12 through S-19 and “Certain U.K. and U.S. Federal Tax Consequences”, on page S-20 through S-23 of the Prospectus Supplement.

Item 2.  Exhibits

4.1
Senior Indenture, among Lloyds Bank plc, as issuer, Lloyds Banking Group plc, as guarantor, and The Bank of New York Mellon, as Trustee, dated as of January 21, 2011 (incorporated herein by reference from Exhibit 4.3 to the Form F-3 filed with the Commission on June 7, 2013).

4.2
Fourth Supplemental Indenture to the Senior Debt Securities Indenture among Lloyds Bank plc, as Issuer, Lloyds Banking Group plc, as Guarantor, and The Bank of New York Mellon acting through its London Branch, dated as of March 17, 2015 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on March 17, 2015).

4.3	Form of Global Note for the 1.750% Fixed Rate Senior Notes due 2018.
4.4	Form of Global Note for the 2.400% Fixed Rate Senior Notes due 2020.
4.5	Form of Global Note for the Floating Rate Notes due 2018.
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) on June 7, 2013 and March 16, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Bank plc

Issuer

/s/ Matthew Harrison
Name: Matthew Harrison
Title: Public Senior Funding & Covered Bonds Manager

Lloyds Banking Group plc

/s/ Matthew Harrison
Name: Matthew Harrison
Title: Public Senior Funding & Covered Bonds Manager

April 10, 2015